UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2017
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On June 23, 2017, SUPERVALU INC. (“Supervalu”) completed the acquisition of Unified Grocers, Inc. (“Unified”), pursuant to the terms of the previously announced Agreement and Plan of Merger dated April 10, 2017 (the “Merger Agreement”) by and among Supervalu, West Acquisition Corporation, a wholly owned subsidiary of Supervalu (“Merger Sub”), and Unified. Supervalu acquired Unified in a transaction valued at $390 million, comprised of $114 million in cash for 100% of the outstanding stock of Unified plus the assumption and payoff of Unified’s net debt of $276 million at closing.
At the closing of the transaction, Merger Sub merged with and into Unified. As a result of the transaction, Unified became a wholly owned subsidiary of Supervalu and the shares of Unified were converted into the right to receive from Supervalu $114 million in cash in the aggregate.
The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by Supervalu with the Securities and Exchange Commission on April 11, 2017.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2017, Bruce H. Besanko gave notice of intention to resign from his positions as Executive Vice President, Chief Operating Officer and Chief Financial Officer of SUPERVALU INC. effective July 5, 2017 to pursue an opportunity outside Supervalu. Supervalu announced the appointment of Rob N. Woseth as Interim Chief Financial Officer and David W. Johnson as Interim Chief Accounting Officer, effective July 6, 2017, while Supervalu completes a search for a permanent chief financial officer. Supervalu does not currently intend to fill the position of chief operating officer.

Mr. Woseth, age 46, is Executive Vice President, Chief Strategy Officer, of Supervalu, a position he has held since March 2013 and that he will retain while he serves as Interim Chief Financial Officer. Prior to joining Supervalu, Mr. Woseth served as Vice President Business Development and Strategy at Albertson's LLC from 2006-2013.

Mr. Johnson, age 46, is Vice President, Controller of Supervalu, a position he has held since April 2013 and that he will retain while he serves as Interim Chief Accounting Officer. Mr. Johnson previously served as Senior Director, Assistant Controller, from 2011-2012 and Vice President, Assistant Controller from 2012 to April 2013.

On June 26, 2017,  Supervalu issued a press release announcing Mr. Besanko’s intention to resign, which is filed herewith as Exhibit 99.2.
Item 8.01.    Other Events.
On June 23, 2017, Supervalu issued a press release announcing the completion of the acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
In accordance with Item 9.01(a)(4), the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than September 8, 2017, the last business day within 71 calendar days after the required filing date for the relevant items of this Current Report on Form 8-K.
(b) Pro Forma Financial Information.
Pursuant to Item 9.01(b)(2), the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than September 8, 2017, the last business day within 71 calendar days after the required filing date for the relevant items of this Current Report on Form 8-K.
(c) Not applicable.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of SUPERVALU INC., dated June 23, 2017.
99.2	Press Release of SUPERVALU INC., dated June 26, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 26, 2017

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of SUPERVALU INC., dated June 23, 2017.
99.2	Press Release of SUPERVALU INC., dated June 26, 2017.